Exhibit 23.1

        Consent of UHY LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acme United Corporation Employee Stock Option Plan, of our report dated March 10, 2009, with respect to the consolidated financial statements and schedule of Acme United Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.


/s/ UHY LLP
Hartford, Connecticut
August 14, 2009